UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WORKHORSE GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

YOUR VOTE IS IMPORTANT!

Help us build a financial bridge to long-term stockholder value

The Special Meeting is scheduled to be held on August 28, 2023. Workhorse stockholders of record at the close of business on July 10, 2023 (the “Record Date”), are entitled to vote at or in advance of the Special Meeting.

Holders of a majority of ALL our shares of common stock are required to vote in favor of this proposal for it to be approved. Because of this, it is imperative that every stockholder who wants Workhorse to be able to achieve the goals described above vote their shares FOR the proposal today.

Please follow the instructions shown on the proxy card or voting instruction form to vote your shares today. You can vote online or by phone until 11:59 P.M. ET on August 27, 2023. Or you can sign and mail in your proxy card.

Stockholders who have questions or need assistance voting your shares, please contact Morrow Sodali, Workhorse’s proxy solicitor:

MORROW SODALI

Phone: (800) 607-0088

Email: wkhs.info@investor.morrowsodali.com

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking statements within the meaning of federal securities laws with respect to Workhorse Group Inc. (the “Company”), including statements relating to the amendment of our Articles of Incorporation in Nevada and its potential impact on the Company’s ability to obtain financing, build its offerings of commercial electrical vehicles, expand its aerospace business, and capture additional avenues for growth. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in voting and the actual vote counts on the day of the annual meeting; the availability of and need for capital; and the factors, risks and uncertainties regarding the Company’s business described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 15, 2023. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.